Farmland Partners Inc. Reports Fourth Quarter and Full Year 2022 Results

Reports Record Year; Initiates 2023 Guidance

DENVER, February 22, 2023 (BUSINESS WIRE) -- Farmland Partners Inc. (NYSE: FPI) (“FPI” or the “Company”) today reported financial results for the quarter and year ended December 31, 2022.

Selected Fiscal Year 2022 Highlights

During the year ended December 31, 2022, the Company:

●	recorded net income of $12.0 million, or $0.16 per share available to common stockholders, compared to $10.3 million, or ($0.17) per share available to common stockholders, for the same period in 2021;
●	recorded AFFO of $15.8 million, or $0.30 per share, compared to $0.4 million, or $0.01 per share, for the same period in 2021;
●	decreased indebtedness by $73.9 million, from $513.4 million of total debt outstanding at December 31, 2021 to $439.5 million at December 31, 2022;
●	increased access to liquidity to $176.7 million, compared to $30.2 million for the same period in 2021; and
●	renewed approximately 95% of row crop fixed farm rent leases expiring in 2022[1] at average rent increases of approximately 16%.

Selected Q4 2022 Highlights

During the quarter ended December 31, 2022, the Company:

●	recorded net income of $6.7 million (including $1.3 million in losses on grape vine and citrus tree redevelopment/retirement), or $0.11 per share available to common stockholders, compared to $13.3 million (including $5.9 million in gains on sale of properties), or $0.14 per share available to common stockholders, for the same period in 2021; and
●	recorded AFFO of $10.0 million, or $0.18 per share, compared to $8.9 million, or $0.19 per share, for the same period in 2021.

CEO Comments

Paul A. Pittman, Chairman and CEO said: “2022 was a strong year for FPI—total revenue and AFFO were the highest in the history of the company. Higher rents on fixed leases, increased auction and brokerage fee revenue, and lower litigation expenses helped propel the company to an outstanding year. During 2022 the Company had very strong results on its row crop properties and faced challenges on the specialty crop properties due to drought and ongoing supply/demand imbalances. We remain positive on the outlook for the farm economy, as global food demand continues to be very strong and values of premium farms in our Corn Belt, Mississippi Delta, and Southeast regions continue to increase to their highest levels in years. As we move into 2023, our overall business is solid. However, inflation that is helping to push farmer profitability and land values to record levels is also leading to increased interest costs for the Company and borrowers worldwide. At the same time, supply chain disruptions, weather events, and other factors have resulted in volatility in certain crop yields and crop prices. Our bottom line will be negatively impacted by these headwinds, but we remain confident that we are positioned well to withstand these pressures and continue to operate profitably, efficiently, and effectively until we can resume our strategic growth plan once those headwinds abate.”

1 Row crop fixed farm rent leases with expiration in 2022 represented approximately 13% of total revenue in 2022.

Financial and Operating Results

●	The tables below show financial and operating results for the quarters and years ended December 31, 2022 and 2021.

	As reported
	For the years ended
	December 31,
Financial Results:	2022	2021	Change
Net Income	$11,960	$10,259	16.6%
Net income (loss) per share available to common stockholders	$0.16	$(0.17)	NM
AFFO	$15,761	$410	NM
AFFO per weighted average common shares	$0.30	$0.01	NM
Adjusted EBITDAre	$34,759	$25,845	34.5%

Operating Results:
Total Operating Revenues	$61,210	$51,739	18.3%
Operating Income	$24,974	$16,813	48.5%
Net Operating Income (NOI)	$47,054	$42,883	9.7%

NM = Not Meaningful

	As reported
	For the three months ended
	December 31,
Financial Results:	2022	2021	Change
Net Income	$6,707	$13,313	(49.6)%
Net income per share available to common stockholders	$0.11	$0.14	(21.4)%
AFFO	$10,031	$8,901	12.7%
AFFO per weighted average common shares	$0.18	$0.19	(5.3)%
Adjusted EBITDAre	$15,107	$13,625	10.9%

Operating Results:
Total Operating Revenues	$21,823	$20,046	8.9%
Operating Income	$12,473	$11,322	10.2%
Net Operating Income (NOI)	$18,240	$18,156	0.5%

●	See "Non-GAAP Financial Measures" for complete definitions of AFFO, Adjusted EBITDAre, and NOI and the financial tables accompanying this press release for reconciliations of net income to AFFO, Adjusted EBITDAre and NOI.

Acquisition and Disposition Activity

●	During the year ended December 31, 2022, the Company acquired 20 properties for total consideration of $54.4 million in real estate purchases accounted for as asset acquisitions plus $17.3 million for the purchase of land and buildings for four agriculture equipment dealerships in Ohio leased to Ag Pro under the John Deere brand. Those leases are accounted for as financing receivables and reflected in loans and financing receivables, net on the Company’s balance sheet.
●	During the year ended December 31, 2022, the Company completed five property dispositions for cash consideration of $17.0 million and total gain on sale of $2.6 million.

Balance Sheet

●	The Company had total debt outstanding of $439.5 million at December 31, 2022, compared to total debt outstanding of $513.4 million at December 31, 2021, a reduction of $73.9 million during the year ended December 31, 2022.
●	At December 31, 2022, the Company had access to liquidity of $176.7 million, consisting of $7.7 million in cash and $169.0 million in undrawn availability under its credit facilities, respectively, compared to cash of $30.2 million and no undrawn availability on the Company’s credit facilities at December 31, 2021.

●	During the year ended December 31, 2022, the Company sold 8.6 million shares of common stock at a weighted average price of $14.13 for aggregate net proceeds of $121.3 million under its “at-the-market” offering program.
●	As of February 17, 2023, the Company had 55,577,529 shares of common stock outstanding on a fully diluted basis.
●	The company had Series A preferred units of $110.2 million outstanding after the redemption of $10.0 million of Series A preferred units during the year ended December 31, 2022.

Dividend Declarations

●	The Company’s Board of Directors declared a quarterly cash dividend of $0.06 per share of common stock and per Class A Common OP unit. The dividends are payable on April 17, 2023, to stockholders and common unit holders of record on April 3, 2023.

Subsequent to Q4 2022

●	Subsequent to December 31, 2022, the Company reset rates on $109.4 million of the $174.1 million with interest rate resets in 2023: MetLife Term Loan #5 repriced to 5.63%, effective January 12, 2023; MetLife #6 repriced to 5.55%, effective February 14, 2023; MetLife Term Loan #1 and 4 repriced to 5.55%, effective March 29, 2023.

2023 Earnings Guidance and Supplemental Package

For 2023 earnings guidance, please see pages 14 to 17 of the supplemental package, which can be accessed through the Investor Relations section of the Company's website.

Conference Call Information

The Company has scheduled a conference call on February 23, 2023, at 11:00 a.m. (Eastern Time) to discuss the financial results and provide a company update.

The call can be accessed by dialing 1-844-200-6205 (USA), 1-833-950-0062 (Canada), or 1-929-526-1599 (other locations) and using the access code 185046.  The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company's website, www.farmlandpartners.com.

A replay of the conference call will be available beginning shortly after the end of the event until March 5, 2023, by dialing 1-866-813-9403 (USA), 1-226-828-7578 (Canada), or +44 (20) 4525-0658 (other locations) and using the access code 548018.  A replay of the webcast will also be accessible on the Investor Relations section of the Company's website for a limited time following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of December 31, 2022, the Company owns and/or manages approximately 196,100 acres in 19 states, including Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Louisiana, Michigan, Mississippi, Missouri, Nebraska, North Carolina, South Carolina, Texas, and Virginia. In addition, we own land and buildings for four agriculture equipment dealerships in Ohio leased to Ag Pro under the John Deere brand. We have approximately 26 crop types and over 100 tenants. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.  Additional information: www.farmlandpartners.com or (720) 452-3100.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements with respect to our outlook and the outlook for the farm economy generally, proposed and pending acquisitions and dispositions, financing activities, crop yields and prices and anticipated rental rates. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,”

“believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the on-going war in Ukraine and its impact on the world agriculture market, world food supply, the farm economy, and our tenants’ businesses; general volatility of the capital markets and the market price of the Company’s common stock; changes in the Company’s business strategy, availability, terms and deployment of capital; the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all; availability of qualified personnel; changes in the Company’s industry, interest rates or the general economy; adverse developments related to crop yields or crop prices; the degree and nature of the Company’s competition; the timing, price or amount of repurchases, if any, under the Company's share repurchase program; the ability to consummate acquisitions or dispositions under contract; and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the Company’s other filings with the Securities and Exchange Commission.  Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Farmland Partners Inc.

Consolidated Balance Sheets

As of December 31, 2022 and 2021

(in thousands)

	December 31,	December 31,
	2022	2021
ASSETS
Land, at cost	$980,521	$945,951
Grain facilities	11,349	10,754
Groundwater	17,682	10,214
Irrigation improvements	50,097	52,693
Drainage improvements	12,543	12,606
Permanent plantings	50,394	53,698
Other	6,967	6,848
Construction in progress	14,810	10,647
Real estate, at cost	1,144,363	1,103,411
Less accumulated depreciation	(38,447)	(38,303)
Total real estate, net	1,105,916	1,065,108
Deposits	148	58
Cash and cash equivalents	7,654	30,171
Assets held for sale	33	530
Loans and financing receivables, net	21,921	6,112
Right of use asset	325	107
Deferred offering costs	63	40
Accounts receivable, net	7,055	4,900
Derivative asset	2,084	—
Inventory	2,808	3,059
Equity method investments	4,185	3,427
Intangible assets, net	2,055	1,915
Goodwill	2,706	2,706
Prepaid and other assets	3,196	3,392
TOTAL ASSETS	$1,160,149	$1,121,525

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$436,875	$511,323
Lease liability	325	107
Dividends payable	3,333	2,342
Derivative liability	—	785
Accrued interest	4,135	3,011
Accrued property taxes	2,008	1,762
Deferred revenue	44	45
Accrued expenses	9,215	9,564
Total liabilities	455,935	528,939

Commitments and contingencies

Redeemable non-controlling interest in operating partnership, Series A preferred units	110,210	120,510

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 54,318,312 shares issued and outstanding at December 31, 2022, and 45,474,145 shares issued and outstanding at December 31, 2021	531	444
Additional paid in capital	647,346	524,183
Retained earnings (deficit)	3,567	(4,739)
Cumulative dividends	(73,964)	(61,853)
Other comprehensive income	3,306	279
Non-controlling interests in operating partnership	13,218	13,762
Total equity	594,004	472,076

TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN OPERATING PARTNERSHIP AND EQUITY	$1,160,149	$1,121,525

Farmland Partners Inc.

Consolidated Statements of Operations

Years Ended December 31, 2022 and 2021

(in thousands except per share amounts)

	For the Years Ended
	December 31,
	2022	2021
OPERATING REVENUES:
Rental income	$45,615	$45,251
Tenant reimbursements	3,264	3,450
Crop sales	5,372	880
Other revenue	6,959	2,158
Total operating revenues	61,210	51,739

OPERATING EXPENSES
Depreciation, depletion and amortization	6,960	7,629
Property operating expenses	8,190	7,331
Cost of goods sold	5,966	1,525
Acquisition and due diligence costs	111	55
General and administrative expenses	12,005	8,208
Legal and accounting	2,874	10,147
Other operating expenses	130	31
Total operating expenses	36,236	34,926
OPERATING INCOME	24,974	16,813

OTHER (INCOME) EXPENSE:
Other (income)	(663)	(66)
(Income) from equity method investment	(52)	(19)
(Gain) on disposition of assets	(2,641)	(9,290)
Interest expense	16,143	15,929
Total other expense	12,787	6,554

Net income before income tax expense	12,187	10,259

Income tax expense	227	—

NET INCOME	11,960	10,259

Net (income) attributable to non-controlling interests in operating partnership	(286)	(268)

Net income attributable to the Company	11,674	9,991

Nonforfeitable distributions allocated to unvested restricted shares	(63)	(57)
Distributions on Series A Preferred Units and Series B Preferred Stock	(3,210)	(10,052)
Redemption of Series B Participating Preferred Stock	—	(5,716)

Net income (loss) available to common stockholders of Farmland Partners Inc.	$8,401	$(5,834)

Basic and diluted per common share data:
Basic net income (loss) available to common stockholders	$0.16	$(0.17)
Diluted net income (loss) available to common stockholders	$0.16	$(0.17)
Basic weighted average common shares outstanding	50,953	34,641
Diluted weighted average common shares outstanding	50,953	34,641
Dividends declared per common share	$0.23	$0.20

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

Years Ended December 31, 2022 and 2021

	For the years ended December 31,
(in thousands except per share amounts)	2022	2021
Net income	$11,960	$10,259
(Gain) on disposition of assets	(2,641)	(9,290)
Depreciation, depletion and amortization	6,960	7,629
FFO	$16,279	$8,598

Stock-based compensation and incentive	1,999	1,263
Deferred impact of interest rate swap terminations	582	546
Real estate related acquisition and due diligence costs	111	55
Distributions on Preferred units and stock	(3,210)	(10,052)
AFFO	$15,761	$410

AFFO per diluted weighted average share data:

AFFO weighted average common shares	52,531	36,410

Net income (loss) available to common stockholders of Farmland Partners Inc.	$0.16	$(0.17)
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.08	0.48
Depreciation, depletion and amortization	0.13	0.21
Stock-based compensation and incentive	0.04	0.03
(Gain) on disposition of assets	(0.05)	(0.26)
Distributions on Preferred units and stock	(0.06)	(0.28)
AFFO per diluted weighted average share	$0.30	$0.01

	For the years ended
	December 31,
(in thousands)	2022	2021
Net income	$11,960	$10,259
Interest expense	16,143	15,929
Income tax expense	227	—
Depreciation, depletion and amortization	6,960	7,629
(Gain) on disposition of assets	(2,641)	(9,290)
EBITDAre	$32,649	$24,527

Stock-based compensation and incentive	1,999	1,263
Real estate related acquisition and due diligence costs	111	55
Adjusted EBITDAre	$34,759	$25,845

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

Years Ended December 31, 2022 and 2021

	For the years ended December 31,
($ in thousands)	2022	2021
OPERATING REVENUES:
Rental income	$45,615	$45,251
Tenant reimbursements	3,264	3,450
Crop sales	5,372	880
Other revenue	6,959	2,158
Total operating revenues	61,210	51,739

Property operating expenses	8,190	7,331
Cost of goods sold	5,966	1,525
NOI	47,054	42,883

Depreciation, depletion and amortization	6,960	7,629
Acquisition and due diligence costs	111	55
General and administrative expenses	12,005	8,208
Legal and accounting	2,874	10,147
Other operating expenses	130	31
Other (income)	(663)	(66)
(Income) from equity method investment	(52)	(19)
(Gain) loss on disposition of assets	(2,641)	(9,290)
Interest expense	16,143	15,929
Income tax expense	227	—
NET INCOME	$11,960	$10,259

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs, stock-based compensation and incentive, deferred impact of interest rate swap terminations, and distributions on the Company’s preferred units.  For the avoidance of doubt, $5.7 million non-cash redemption of Series B Participating Preferred Stock in Q4 2021 is not included in AFFO.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance.  Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures.  Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDAre and Adjusted EBITDAre

The Company calculates Earnings Before Interest Taxes Depreciation and Amortization for real estate (“EBITDAre”) in accordance with the standards established by NAREIT in its September 2017 White Paper. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates.  EBITDAre is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP.  The Company believes that EBITDAre is a useful performance measure commonly reported and will be widely used by analysts and investors in the Company’s industry. However, while EBITDAre is a performance measure widely used across the Company’s industry, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance.  Therefore, in addition to EBITDAre, management uses Adjusted EBITDAre, a non-GAAP measure.

The Company calculates Adjusted EBITDAre by adjusting EBITDAre for certain items such as stock-based compensation and incentive and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDAre provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDAre, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDAre and Adjusted EBITDAre have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

In prior periods, the Company has presented EBITDA and Adjusted EBITDA. In accordance with NAREIT’s recommendation, beginning with the Company’s reported results for the three months ended March 31, 2018, the Company is reporting EBITDAre and Adjusted EBITDAre in place of EBITDA and Adjusted EBITDA.

Net Operating Income (NOI)

The Company calculates net operating income (NOI) as total operating revenues (rental income, tenant reimbursements, crop sales and other revenue), less property operating expenses (direct property expenses and real estate taxes), less cost of goods sold. Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.